                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

Subsidiary Name                                           State of Incorporation

North Plaza of Somerset, Inc.                                           Kentucky

Cumberland Woodlands, LLC                                               Kentucky

Roosevelt Equity Corporation                                            Illinois

UTAG, Inc.                                                              Illinois

Universal Guaranty Life Insurance Company                                   Ohio

Hampshire Plaza, LLC                                               New Hampshire

Hampshire Plaza Garage, LLC                                        New Hampshire